Exhibit 99.1

Pioneer Power Reports Robust Revenue Growth of 147% in Second Quarter 2025

Q2 Revenue of $8.4 Million; First-Half 2025 Revenue Grows 125% to $15.1 Million

Reaffirms Full-Year 2025 Revenue Guidance of $27 Million to $29 Million

FORT LEE, N.J., August 14, 2025 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced its financial results for the second quarter ended June 30, 2025.

The Company also announced that management is reaffirming revenue guidance for the full year 2025 of $27 to $29 million, which represents year-over-year growth of approximately 20%.

Q2 2025 Financial Highlights

●	Revenue was $8.4 million, compared to $3.4 million for the same quarter in 2024, an increase of $5.0 million, or 147%.

●	Gross profit was $1.3 million, or a gross margin of 15.7%, as compared to $641,000, or a gross margin of 18.9%, for the same quarter in 2024, an increase of $673,000, or 105%.

●	Operating loss from continuing operations was $(1.7) million, as compared to $(1.7) million for the same quarter in 2024.

●	Non–GAAP operating income* from continuing operations, which excludes corporate overhead expenses, research and development expenses, depreciation and amortization expenses and non-recurring professional fees, was $218,000, as compared to a non-GAAP operating loss from continuing operations of $(137,000) for the same quarter in 2024, a year-over-year improvement of $355,000.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

“The second quarter was an excellent quarter for Pioneer,” exclaimed Nathan Mazurek, Chairman and CEO of the Company. “Revenue increased 147% year-over-year to $8.4 million, driven by the completion of several high-value orders. Gross profit more than doubled, and gross margin reached 16% of revenue, reflecting continued progress toward long-term profitability.

“During the quarter, we secured a watershed multi-year e-Boost award valued at up to $10 million in partnership with one of the largest Charging-as-a-Service (CaaS) providers in the United States. This award was the natural outgrowth of strong product collaboration with the customer and growing national demand for mobile, clean and rapidly deployable EV charging solutions.

“Demand for Pioneer’s solutions remains strong, driven by targeted marketing and sales efforts focused on segments actively investing in electrification. We are engaging directly with state and local fleet operators, school districts, key robotaxi service providers and other organizations that are not just planning for an electric future but deploying capital to make it real. Our mobile charging solutions are built to serve these high-need, high-growth areas, positioning us to play a critical role as these markets scale.”

Second Quarter 2025 Financial Results

Revenue

Revenue for the three months ended June 30, 2025, was $8.4 million, an increase of 147%, as compared to $3.4 million during the second quarter of last year primarily due to an increase in sales and rentals of the Company’s suite of mobile EV charging solutions, e-Boost.

Gross Profit/Margin

Gross profit for the second quarter of 2025 was $1.3 million, or a 15.7% gross margin, compared to gross profit of $641,000, or an 18.9% gross margin, for the same period in 2024. The increase in gross profit was primarily attributable to the significant increase in sales and rentals of the Company’s equipment.

Operating Loss from Continuing Operations

For the three months ended June 30, 2025, operating loss from continuing operations was $(1.7) million as compared to $(1.7) million during the second quarter of 2024.

Net Loss from Continuing Operations

The Company’s net loss from continuing operations was $(1.2) million for the three months ended June 30, 2025, as compared to $(1.7) million during the three months ended June 30, 2024, an improvement of $0.5 million.

Net Loss

Net loss was $(1.3) million, inclusive of a loss from discontinued operations of $(100,000), as compared to a net loss of $(2.3) million, inclusive of a loss from discontinued operations of $(568,000), in the second quarter of last year.

Balance Sheet

As of June 30, 2025, the Company had $18.0 million of cash on hand and working capital of $23.9 million, compared to $41.6 million of cash on hand and working capital of $26.7 million as of December 31, 2024. The decrease in cash on hand is primarily due to the payment of a one-time special cash dividend of an aggregate of $16.7 million on January 7, 2025, as well as the payment of federal and state income taxes during the three months ended June 30, 2025. The Company had no bank debt as of June 30, 2025.

2025 Outlook

Management reiterates its expectation for revenue of $27 million to $29 million for the full year of 2025. The revenue projection for 2025 assumes no contribution from Pioneer’s new HOMe-Boost solution.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2025 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements.”

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements.”

Earnings Conference Call:

Management will host a conference call Thursday, August 14, 2025, at 4:30 p.m. Eastern Time to discuss Pioneer’s 2025 second quarter financial results with the investment community.

Anyone interested in participating should call 1-877-407-0789 if calling within the United States or 1-201-689-8562 if calling internationally. When asked, please reference confirmation code 13755251.

A replay will be available until August 21, 2025, which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 13755251 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1729486&tp_key=b546ab240d.

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions that is revolutionizing the industry with its speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with unparalleled lead times and an extensive range of platforms. Trusted by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

– Tables Follow –

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	$8,370	$3,395	$15,110	$6,710
Cost of goods sold	7,056	2,754	13,648	5,534
Gross profit	1,314	641	1,462	1,176
Operating expenses
Selling, general and administrative	2,488	2,138	4,903	4,188
Research and development	534	238	614	449
Total operating expenses	3,022	2,376	5,517	4,637
Operating loss from continuing operations	(1,708)	(1,735)	(4,055)	(3,461)
Interest income, net	183	20	431	51
Other income, net	297	-	320	40
Loss before income taxes	(1,228)	(1,715)	(3,304)	(3,370)
Income tax benefit	-	-	-	-
Net loss from continuing operations	(1,228)	(1,715)	(3,304)	(3,370)
(Loss) income from discontinued operations, net of income taxes	(100)	(568)	1,047	52
Net loss	$(1,328)	$(2,283)	$(2,257)	$(3,318)

Basic (loss) earnings per share:
Loss from continuing operations	$(0.11)	$(0.16)	$(0.30)	$(0.32)
(Loss) earnings from discontinued operations	(0.01)	(0.05)	0.09	-
Basic loss per share	$(0.12)	$(0.21)	$(0.21)	$(0.32)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.11)	$(0.16)	$(0.30)	$(0.32)
(Loss) earnings from discontinued operations	(0.01)	(0.05)	0.09	-
Diluted loss per share	$(0.12)	$(0.21)	$(0.21)	$(0.32)

Weighted average common shares outstanding:
Basic	11,104,058	10,920,125	11,112,117	10,518,659
Diluted	11,104,058	10,920,125	11,188,734	10,788,293

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash	$17,999	$41,622
Accounts receivable, net of allowance for credit losses of $21 and $13 as of June 30, 2025, and December 31, 2024, respectively	4,884	7,826
Inventories	5,783	6,068
Prepaid expenses and other current assets	658	1,141
Total current assets	29,324	56,657
Property and equipment, net	5,371	6,503
Operating lease right-of-use assets	413	530
Financing lease right-of-use assets	413	221
Investments	2,240	2,000
Lease receivable and other assets	1,354	40
Total assets	$39,115	$65,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,056	$4,543
Current portion of operating lease liabilities	178	244
Current portion of financing lease liabilities	144	109
Deferred revenue	923	991
Consideration due to buyer	-	3,347
Income taxes payable	107	4,079
Dividend payable	-	16,665
Total current liabilities	5,408	29,978
Operating lease liabilities, non-current portion	248	301
Financing lease liabilities, non-current portion	279	121
Other long-term liabilities	141	122
Total liabilities	6,076	30,522
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,095,266 and 11,120,266 shares issued and outstanding on June 30, 2025, and December 31, 2024, respectively	11	11
Additional paid-in capital	35,285	35,418
Accumulated deficit	(2,257)	-
Total stockholders’ equity	33,039	35,429
Total liabilities and stockholders’ equity	$39,115	$65,951

PIONEER POWER SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2025	2024
Operating activities
Net loss	$(2,257)	$(3,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	526	286
Amortization of right-of-use financing leases	56	63
Amortization of right-of-use operating leases	117	361
Change in allowance for credit losses	107	53
Stock-based compensation	15	321
Income attributable to equity method investee	(240)	-
Loss on disposal of property and equipment	29	-
Selling profit on sales-type lease	(749)	-
Gain on change in consideration due to buyer	(1,147)	-
Changes in current operating assets and liabilities:
Accounts receivable, net	2,787	2,833
Inventories	705	(5,078)
Prepaid expenses and other assets	826	(422)
Accounts payable, accrued liabilities and other liabilities	(598)	(110)
Income taxes	(3,972)	(5)
Deferred revenue	(68)	4,011
Operating lease liabilities	(100)	(374)
Net cash used in operating activities	(3,963)	(1,379)

Investing activities
Purchase of property and equipment	(740)	(614)
Payment of consideration payable	(2,200)	-
Net cash used in investing activities	(2,940)	(614)

Financing activities
Net proceeds from issuance of common stock	-	4,986
Payment of cash dividend	(16,665)	-
Principal repayments of financing leases	(55)	(63)
Net cash (used in)/ provided by financing activities	(16,720)	4,923

(Decrease)/ increase in cash	(23,623)	2,930
Cash
Cash, beginning of year	41,622	3,582
Cash, end of year	$17,999	$6,512

Supplemental cash flow information:
Interest paid	$8	$18
Income taxes paid, net of refunds	3,924	-
Non-cash investing and financing activities:
Surrender and retirement of common stock	148	224
Transfer from property and equipment to inventory	(420)	-
Sales-type lease origination	1,410	-
Derecognition of assets in exchange for net investment in sales-type lease	(661)	-
Property and equipment obtained in exchange for accounts payable	111	-
Finance lease ROU assets obtained in exchange for finance lease liabilities	248	-

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

GAAP operating loss from continuing operations	$(1,708)	$(1,735)	$(4,055)	$(3,461)
Corporate overhead expenses	1,003	1,124	2,188	2,289
Research and development expenses	534	238	614	449
Depreciation and amortization expenses	301	168	582	296
Non-recurring professional fees	88	68	181	99
Non-GAAP operating income (loss) from continuing operations	$218	$(137)	$(490)	$(328)